EXHIBIT 23.2


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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


     The undersigned, Stevens, Powell & Company, P.A., hereby consent to the use of its opinion dated May 30, 2008, on the financial statements of North American Food and Beverage Corp. for the fiscal years ended August 31, 2007 and 2006, included in the Registration Statement on Form S-1, Amendment No. 2 filed by Liquor Group Wholesale, Inc.



                                        /s/    Stevens, Powell & Company, P.A.


June 17, 2008



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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



      The undersigned, Stevens, Powell & Company, P.A., hereby consent to the use of our opinion dated May 30, 2008 on the financial statements of Liquor Group Wholesale - a Division of Liquor Group Holdings, LLC, for the fiscal years ended August 31, 2007 and 2006, included in the Registration Statement on Form S-1, Amendment No. 2 filed by Liquor Group Wholesale, Inc.


                                          /s/  Stevens, Powell & Company, P.A.


June 17, 2008